UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) August 20, 2002
                                   (August 9, 2002)

CASTLE HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)
33-37809 - NY
(Commission
File Number)
77-0121957
(IRS Employer
Identification No.)




45 Church Street, Freeport, New York
(Address of principal executive offices)
11520
(Zip Code)




Registrant's telephone number, including area code (516) 868-2000









ACCOUNTANT
Effective August 9, 2002, Castle Holding Corp. (the "Registrant") terminated the services of its independent accountant Massella Rubenstein LLP ("MRL"). This termination was due to the parties' inability to agree on the amount of accounting and auditing fees for services to be provided by MRL and was approved by the board of directors. There were no disagreements between the Registrant and MRL, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to MRL's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The reports of MRL on the financial statements as of September 30, 2001 and for the years ended September 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Item 7. EXHIBITS

The following Exhibit is filed as part of this Form 8-K/A:

Exhibit   Title
16.1	Letter from Massella Rubenstein LLP dated August 20, 2002


SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLE HOLDING CORP.


August 20, 2002
/s/ George R. Hebert
George R. Hebert
President